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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption 'Experts' in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-95671) and related Prospectus of Vion Pharmaceuticals, Inc. for the registration of 3,468,343 shares of its common stock and 1,059,947 warrants and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB/A Amendment No. 1) for the year ended
December 31, 1998 filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Stamford, Connecticut
February 3, 2000